                             UNDERWRITING AGREEMENT



                                                           _______________, 1996


R.T.G. Richards & Company, Inc.
As Representative of the Several Underwriters
100 Quentin Roosevelt Blvd.
Suite 502
Garden City, New York 11530

Dear Sirs:

         All American Food Group, Inc., a New Jersey corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto, for whom R.T.G. Richards & Company, Inc. ("R.T.G. Richards") is acting as the Representative (the "Underwriters"), 1,100,000 shares of the common stock, no par value (the "Common Stock") of the Company (the "Firm Shares"). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to you the option to purchase up to 110,000 additional shares of Common Stock (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares". The Shares are more fully described in the Registration Statement and Prospectus referred to below. Unless the context otherwise requires, references herein to "you" are to the Underwriters collectively, through R.T.G. Richards.

The Company confirms as follows its agreement with you:

         1. REGISTRATION STATEMENT AND PROSPECTUS: The Company has prepared and filed with the Securities and Exchange Commission (the "Commission"), in accordance with the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the "Rules and Regulations", and together with said Act, the "Act"), a registration statement on Form SB-2 (File No. 333-4490) and may have filed one or more amendments thereto, including in such registration statement and in certain amendments thereto a related preliminary prospectus for the registration under the Act of the Shares. In addition, subject to the provisions of Section 4(e) hereof, the Company has filed or will promptly file a further amendment to such registration statement prior to the effectiveness of such registration statement, unless an amendment is not required pursuant to Rule 430A of the Rules and Regulations. As used in this Agreement, the term "Registration Statement" means such registration statement, including the prospectus, financial statements and schedules thereto, exhibits and other documents filed as part thereof, as amended when, and in the form in which, it is declared effective by the Commission, and, in the event any post-effective amendment thereto is filed thereafter and on or before the Closing Date (ashereinafter defined), shall also mean (from and after the date such post-effective amendment is effective under the Act) such registration statement as so amended, provided that such Registration Statement, at the time it becomes effective, may omit such information as is permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations, which information ("Rule 430 Information") shall be deemed to be included in such Registration Statement when a final prospectus is filed with the Commission in accordance with Rules 430A and 424(b)(1) or (4) of the Rules and Regulations; the term "Preliminary Prospectus" means each prospectus included in the Registration Statement, or any amendments thereto, before it becomes effective under the Act, the form of prospectus omitting Rule 430A Information included in the Registration

Statement when it becomes effective, if applicable (the "Rule 430A Prospectus"), and any prospectus filed by the Company with your consent pursuant to Rule 424(a) under the Act; the term "Prospectus" means the final prospectus included as part of the Registration Statement, except that (i) if any prospectus (including any preliminary prospectus) which differs from such prospectus included in the Registration Statement is provided to you for use in connection with the offering of the Shares (whether or not such differing prospectus is required to be filed by the Company pursuant to Rule 424(b) under the Act), the term "Prospectus" as used herein shall mean such differing prospectus from and after the date on which it shall have been first used, and
(ii) in the event any supplement to or amendment of such prospectus is made after the date on which the Registration Statement is declared effective and on or prior to the Closing Date, the term "Prospectus" shall also mean (with respect to any supplement, from and after the date such supplement is first used or, with respect to any amendment, the date such amendment is effective under the Act) such prospectus as so supplemented or amended; and the term "Effective Date" means (i) if the Company and you have determined not to proceed pursuant to Rule 430A under the Act, the date on which the Registration Statement becomes effective, or (ii) if the Company and you have determined to proceed pursuant to Rule 430A under the Act, the date of this Agreement.

         2.  AGREEMENTS TO SELL AND PURCHASE:   Subject to the terms and
conditions herein set forth, the Company agrees to sell to you and each of you agree, severally and not jointly, to purchase from the Company, at a purchase price of $_____ per Firm Share, the number of Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by each of you as set forth opposite your respective names in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased hereunder.

         Subject to the terms and conditions herein set forth, the Company further agrees to sell to you, and you shall have the right to purchase from the Company, up to 165,000 Additional Shares at a purchase price of $_____ per Additional Share. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each of you, severally, agrees to purchase from the Company that proportion (subject to such adjustments as you may both determine to avoid fractional Additional Shares) of the number of Additional Shares to be purchased which the number of Firm Shares set forth opposite your name in Schedule I bears to the aggregate number of Firm Shares to be purchased from the Company hereunder. Additional Shares may be purchased at any time and from time to time on or before the thirtieth day following the date of this Agreement upon written notice from you to the Company specifying the number of Additional Shares to be purchased.

         You will offer the Shares for sale at the initial public offering price set forth on the cover of the Prospectus. After the initial public offering, you may from time to time increase or decrease the public offering price, in your sole discretion, by reason of changes in general market conditions or otherwise.

         3. DELIVERY AND PAYMENT: Delivery of and payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on _ ______________, 1996
(such time and date are referred to herein as the "Closing Date"), at the offices of _____________ at ___________________________________________________.

         Delivery of and payment for Additional Shares shall be made at said offices of ___________, or at such other place, and at such time(s) and date(s) (each an "Optional Closing Date") as may be agreed upon in writing by you and the Company; provided, however, that in no event may an Optional Closing


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Date be (i) earlier than the Closing Date, or (ii) earlier than three or later than ten business days after the date on which the related notice to purchase Additional Shares is given, or (iii) earlier than the fifth business day following the Closing Date or the most recent Optional Closing Date.

         The Closing Date, the Optional Closing Date and the time and place of delivery of and payment for the Shares and Additional Shares may be varied by agreement between you and the Company. Delivery of certificates for the Shares (in definitive form, registered in such names and in such denominations as you shall request at least two business days prior to the Closing Date by written notice to the Company) shall be made to you against payment of the purchase price therefor by certified or official bank check or checks payable in New York Clearing House funds to the order of the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at the offices of __________ at least 24 hours prior to the Closing Date and each Optional Closing Date, as the case may be.

         On the Closing Date, at the time of the delivery and payment for the Firm Shares, the Company shall (i) pay to R.T.G. Richards as a non-accountable expense allowance a sum equal to $.________ per Share for each Firm Share purchased by the Underwiters hereunder (or an aggregate of $__________________ in respect of the Firm Shares), less the $65,000 heretofore paid in respect thereof, by certified or official bank check or checks payable in New York Clearing House funds payable to the order of, and in accordance with instructions from, R.T.G. Richards, and (ii) issue, sell and deliver to R.T.G. Richards, for an aggregate purchase price of $110, warrants to purchase up to an aggregate of 110,000 Shares (as the context requires, together with the Underwriter's Warrant Agreement in connection therewith, the "Underwriter's Warrants") in substantially in the form filed as an exhibit to the Registration Statement. The shares of Common Stock issuable upon exercise of the Underwriter's Warrants are hereinafter referred to collectively as the "Underwriter's Warrants Shares". The Underwriter's Warrants will be exercisable at an initial exercise price of $____ per Share at any time and from time to time, in whole or in part, during a five-year period commencing one year following the Effective Date. The Company has granted R.T.G. Richards certain registration rights with respect to the Underwriter's Warrants and the securities issuable upon exercise thereof, as set forth in said Underwriter's Warrants.

         On each Optional Closing Date, at the time of the delivery and payment for the Additional Shares, the Company shall pay to R.T.G. Richards as a non-accountable expense allowance, a sum equal to $.___ per Additional Share for each Additional Share purchased by the Underwriters on such date by certified or official bank check or checks payable in New York Clearing House funds payable to the order of, and in accordance with instructions from, R.T.G. Richards.

         4. COVENANTS AND AGREEMENTS OF THE COMPANY: (A) The Company covenants and agrees with you as follows:

         (a) The Company will notify you promptly by telephone and (if requested by you) will confirm such advice in writing, (1) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (2) if Rule 430A under the Act is used, or the Prospectus is otherwise required to be filed with the Commission pursuant to Rule 424(b) under the Act, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act, (3) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, preventing or suspending the





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                 use of the Preliminary Prospectus, the Prospectus, the
                 Registration Statement or any amendment or supplement thereto, or refusing to permit the effectiveness of the Registration Statement ("Stop Order"), or the initiation of any proceedings for any of those purposes, (5) of the happening of any event during the period mentioned in paragraph (f) below which in the reasonable judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or which requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading, and (6) of the receipt of any comments from the Commission or the Blue Sky or securities authorities of any jurisdiction regarding the Registration Statement, any post-effective amendment thereto, the Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto. The Company will use its best efforts to prevent the issuance of any Stop Order by the Commission or any notification from the Blue Sky or securities authorities of any jurisdiction suspending the qualification or registration of the Shares for sale in such jurisdictions, and if at any time the Commission shall issue any Stop Order, or if the Blue Sky or securities authorities of any jurisdiction shall issue notification suspending the qualification or registration of the Shares, the Company will make every reasonable effort to obtain the withdrawal of such Stop Order or notification at the earliest possible moment. The Company will promptly advise you of its receipt of any notification with respect to the suspension of the qualification or registration of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any action or proceeding for such purpose.

         (b) Prior to any public offering of the Shares by you, the Company will cooperate with you and your counsel in registering or qualifying the Shares for offer or sale under the Blue Sky or securities laws, rules or regulations of such jurisdictions as you may reasonably request; provided that in no event shall the Company be obligated to register or qualify to do business as a foreign corporation in any jurisdiction where it is not now so registered or qualified or to take any action which would subject it to general service of process, or to taxation as a foreign corporation doing business, in any jurisdiction where it is not now so subject. The Company will pay all fees and expenses relating to the registration or qualification of the Shares under such Blue Sky or securities laws of such jurisdictions as you may designate (including the legal fees, expenses and disbursements of your counsel for the registration or qualification of the Shares in such jurisdictions as you shall determine). After registration, qualification or exemption of the Shares for offer and sale in such jurisdictions, and for as long as any offering pursuant to this Agreement continues, the Company, at your reasonable request, will file and make such statements or reports, and pay the fees applicable thereto, at such times as are or may be required by the laws, rules or regulations of such jurisdictions in order to maintain and continue in full force and effect the registration, qualification or exemption for offer or sale of the Shares in such jurisdictions. After the termination of the offering contemplated hereby, and as long as any of the Shares are outstanding, the Company will use its best efforts to file and make, and pay all fees applicable thereto, such statements and reports and renewals of registration as are or may be required by the laws, rules or regulations of such jurisdictions to maintain and continue in full force and effect the registration, qualification or exemption for secondary market transactions in the Shares, in the various jurisdictions in which the Shares were originally registered, qualified or exempted for offer or sale.

         (c) The Company will furnish to you, without charge, four manually-signed copies of the Registration Statement as originally filed on Form SB-2 and of any amendments (including post-effective amendments thereto), including financial statements and schedules, if any, and all consents, certificates and exhibits (including those incorporated therein by reference to the extent not previously furnished to you), heretofore or hereafter made, signed by or on behalf of its officers whose signatures are required thereon and a majority of its board of directors.

         (d) The Company will use its best efforts to cause the Registration Statement to become effective under the Act.
                 Upon such effectiveness, if the Company and you have determined not to proceed pursuant to Rule 430A under the Act, the Company will timely file a Prospectus pursuant to, and in conformity with, Rule 424(b), if required, and if the Company and you have determined to proceed pursuant to Rule 430A under the Act, the Company will timely file a Prospectus pursuant to, and in conformity with, Rules 424(b) and 430A under the Act.

         (e) The Company will give you and your counsel advance notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether before or after the effective date of the Registration Statement, and will not file any such amendment or supplement unless the Company shall have first delivered copies of such amendment or supplement to you and your counsel, and you and its counsel shall have given your consent to the filing of such amendment or supplement, which consent shall not be unreasonably withheld or delayed. Any such amendment or supplement shall comply with the Act.

         (f) From and after the Effective Date, the Company will deliver to you, without charge, as many copies of the Prospectus or any amendment or supplement thereto as you may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by you and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the reasonable judgment of you or your counsel should be set forth in the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to you, without charge, such number of copies thereof as you may reasonably request.

         (g)     The Company will promptly pay all expenses in connection with
                 (1) the preparation, printing, filing, distribution and mailing (including, without limitation, express delivery service) of the Registration Statement, each preliminary prospectus, the Prospectus, and the preliminary and final forms of Blue Sky memoranda (if any); (2) the issuance and delivery of the Shares; (3) the fees and expenses of legal counsel and independent accountants for the Company relating to, among other things, opinions of counsel, audits, review of unaudited financial statements and cold comfort review; (4) the fees and expenses of a registrar or transfer agent for the Common Stock; (5) the printing, filing, distribution and mailing (including, without limitation, express delivery service) of this Agreement and the Selected Dealer Agreement; (6) furnishing such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may reasonably be requested for use in connection with the offering and sale of the Shares by you or by dealers to whom Shares may be sold; (7) any fees and communication expenses with respect to filings required to be made by you with the National Association of Securities Dealers Regulation, Inc. (the "NASDR"); and (8) the listing of the Shares on the Nasdaq SmallCap market.

         (h) On the Closing Date, the Company shall sell to R.T.G. Richards, the Underwriter's Warrants to purchase 110,000 Shares for an aggregate purchase price of $110.

         (i) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than by notice given by you pursuant to Section 8 hereof) or if for any reason the Company shall be unable to perform its obligations hereunder, unless such termination or inability to perform is due, in whole or in material part, to the default, omission, action or failure of yours, the Company will reimburse R.T.G. Richards for all of its out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by it in connection herewith through the date of such termination, less the $65,000 advance paid in respect thereof. In the event such advance exceeds such accountable out-of-pocket expenses, the difference shall be refunded to the Company.


         (j) Other than securities issued pursuant to, or the issuance of which is contemplated by, the Registration Statement, for a period of nine months following the effective date of the Registration Statement, the Company will not issue more than 150,000 shares of its Common Stock, which shares will be issued only for the purpose of satisfying vendor debt, and for the ensuing 15 months (for a total of 24 months following the effective date), the Company will not issue securities which, when aggregated with any shares issued in satisfaction of vendor debt pursuant to the foregoing clause, represent more than 10% of the number of shares of Common Stock issued and outstanding immediately prior to the effective date of the Registration Statement, except with your prior written consent, which will not unreasonably be withheld or delayed.

         (k) On or prior to the Closing Date, the Company shall obtain and provide to you the Lock-up Letters (the "Lock-up Letters") described in the Prospectus.

         (l) The Company has reserved and, so long as the Underwriter's Warrants remain exercisable in accordance with their terms shall continue to reserve and keep available the maximum number of shares of its authorized but unissued Common Stock and other securities which are issuable upon exercise of the Underwriter's Warrants.

         (m) For a period of five years after the date of this Agreement, the Company shall:

                 (1) retain DelSanto and DeFreitas or another firm of independent public accountants, reasonably acceptable to you, as its auditors, and at its own expense, shall cause such independent certified public accountants to review (but not audit) the Company's financial statements and those of its subsidiaries for each of the first three fiscal quarters of each fiscal year prior to the announcement of quarterly financial information, the filing of the Company's 10-Q quarterly reports and the mailing of quarterly financial information to its stockholders;



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                 (2)      cause the Company's Board of Directors to meet not
                          less frequently than twice in each calendar year, upon proper notice for each such meeting to be distributed to directors prior to such meeting (or upon proper waiver of such notice), together with minutes of the preceding meeting, provided that if not practicable, such minutes shall be distributed as soon thereafter as is reasonably possible;

                 (3) distribute to its security holders, within 120 days after the end of each fiscal year, or such longer period as may be permitted by applicable law, an annual report (containing certified financial statements of the Company and its subsidiaries) prepared in accordance with those required under Rule 14a-3(b) of Regulation 14A promulgated by the Commission under the Securities Exchange Act of 1934, as amended; and

                 (4) appoint Continental Stock Transfer and Trust Company or another transfer agent reasonably acceptable to you as transfer agent for the Common Stock and warrant agent for the Warrants, in each case reasonably acceptable to you.

         (n) For a period of five years after the date of this Agreement, the Company shall furnish you, free of charge, with the following:

                 (1) within 90 days after the end of each fiscal year, financial statements for the Company and its subsidiaries certified by the independent certified public accountants referred to in Section 4(m)(1) above, including a balance sheet, statement of operations, statement of stockholders' equity and statement of cash flows, in each case for the Company and its subsidiaries, with supporting schedules, prepared in accordance with generally accepted accounting principles, as at the end of such fiscal year and for the twelve months then ended, accompanied by a copy of the certificate or report thereon of such independent certified public accountants;

                 (2) (x) for so long as the Company is a reporting company under any of Sections 12(b), 12(g) or 15(d) of the Securities Exchange Act, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the "Exchange Act"), promptly after filing with the Commission, copies of all reports and proxy soliciting material which the Company is required to file under the Exchange Act, or (y) at such times as the Company is not a reporting company under the aforesaid provisions of the Exchange Act, as soon as practicable after the end of each of the first three fiscal quarters of each fiscal year, financial statements of the Company and its subsidiaries, including a balance sheet, statement of operations, statement of stockholders' equity and statement of cash flows as at the end of, or for each such fiscal quarter and the comparable period of the preceding year, which statements need not be audited;

                 (3) as soon as practicable after they have first been distributed to stockholders of the Company, copies of each annual and interim financial or other report or communication sent by the Company to its stockholders (except to the extent duplicative of information furnished pursuant to any other clause of this
                          Section 4(n));



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


                 (4) as soon as practicable following release or other dissemination, copies of every press release and every material news item and article in respect of the Company or its affairs released or otherwise disseminated by the Company;

                 (5) such additional documents and information with respect to the Company and its affairs and the affairs of its subsidiaries, if any, as you may from time to time reasonably request.

         (o)     The Company agrees to expand its Board of Directors from three
                 (3) to no more than five (5) members within thirty (30) days following the Effective Date, at least two (2) of which members will be unaffiliated with the Company; and that for a period of five years after the date of this Agreement, to use its best efforts to cause the Company's Board of Directors to nominate a designee of you for election to the Company's Board of Directors, and to solicit proxies for the election of such designee as a director of the Company, so long as, during such time, you elects to select such a designee and such designee otherwise meets the qualification for election as director of the Company. At least 60 days prior to the earlier of any election of the Board of Directors or the commencement of any solicitation of proxies for such election, the Company shall notify you of the date of such election or of the commencement of such solicitation. You shall have the right to furnish written notice to the Company of the name of the person designated by you to serve as director no more than 30 days following receipt of such notice. In the absence of such notice from you, the director then serving and previously designated by you, if any, shall be nominated and shall stand for reelection. In the event you shall choose not to designate a representative for election to the Company's Board of Directors, a representative designated by you shall be duly authorized to attend all meetings of the Company's Board of Directors in a nonvoting observer capacity and, in such event, the Company shall give such representative copies of all notices, minutes, consents, and other materials that it provides its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided. If the Company maintains a liability insurance policy offering coverage for acts or omissions of its officers and directors, it agrees to include your designee as an insured under such policy.

         (p) On or prior to the Effective Date, the Company will have obtained the listing of the Shares on the Nasdaq SmallCap Market, subject only to notice of issuance and the registration of such securities under the Exchange Act. For a period of five years from the date of this Agreement, the Company agrees, at its sole cost and expense, to use its best efforts to ensure that its securities continue to be listed on the Nasdaq SmallCap Market (or such other market or exchange to which you reasonably consents), provided that the Company otherwise complies with the prevailing requirements for such listing.

         (q) For a period of twenty-four (24) months after the date of this Agreement the Company will not seek to amend its certificate of incorporation to authorize the issuance of any other class of its capital stock, including, without limitation, any preferred stock, without your prior written consent, which consent shall not be unreasonably withheld or delayed.

         (r) As soon as practicable after the date of this Agreement, the Company shall apply for listing in Standard and Poor's Corporate Record Service and Annual Report Service and ensure the Company's continued listing for a period of not less than five years, provided that the Company's otherwise complies with prevailing requirements for such listing.

         (s) The Company agrees, at its own cost and expense, to deliver to you and its counsel, within a reasonable period after the last Optional Closing Date, or the expiration of the period in which you may exercise the over-allotment option, two bound volumes containing copies of all documents and correspondence filed with, or received from, the Commission and the NASDR relating to the offering of the Shares and the closing thereof, including related matters. In addition, the Company shall bear the costs of such "tombstone" advertisements as you may reasonably request and of 12 "embodiments."

         (t) The Company will make generally available to its security holders and deliver to you as soon as it is practicable to do so (but in no event later than the 45th day after the end of the twelve-month period beginning at end of fiscal quarter of the Company during which the Registration Statement becomes effective, or, if the Registration Statement becomes effective during the Company's last fiscal quarter, the 90th day after the end of such twelve-month period), an earnings statement of the Company and its subsidiaries (which need not be audited) covering a period of at least twelve consecutive months commencing after the effective date of the Registration Statement, which shall satisfy the requirements of Section 11(a) of the Act.

         (u) The Company will, promptly upon your reasonable request, prepare and file with the Commission any amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus and take any other action, which in the reasonable opinion of Lehman & Eilen, counsel to you, may be reasonably necessary or advisable in connection with the distribution of the Shares, and will use its best efforts cause the same to become effective as promptly as reasonably possible.

         (v) The Company will furnish to you as early as practicable prior to the Closing Date and any Optional Closing Date, as the case may be, but no less than two full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Company and its subsidiaries which have been reviewed by the Company's independent certified public accountants, as stated in their letters to be furnished pursuant to Section 7(e) hereof; provided, however, that if that latest available unaudited interim financial statements theretofore have been included in the Registration Statement, a Preliminary Prospectus, a Rule 430A Prospectus or a Prospectus previously filed with the Commission, no additional financial statements need be furnished pursuant hereto. Any such financial statements will be on a consolidated basis to the extent the accounts of the

                 Company and its subsidiaries are generally consolidated in reports furnished to the Company's stockholders.

         (w) The Company will apply the net proceeds from the issuance and sale of the Shares for the purposes and in the manner set forth under the caption "Use of Proceeds" in the Prospectus, and will file on a timely basis such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required pursuant to Rule 463 under the Act. The Company will operate its business in such a manner and, pending application of the net proceeds of the offering for the purposes andin the manner set forth under the caption "Use of Proceeds" in the Prospectus, will invest such net proceeds in certain types of securities so as not to become an "investment company" as such term is defined under the Investment Company Act of 1940, as amended (the "Investment Company Act").

         (x) The Company has filed a registration statement on Form 8-A covering the Shares pursuant to Section 12(b) of the Exchange Act and will use its best efforts to cause said registration statement to become effective on the Effective Date. The Company will comply with all registration, filing and reporting requirements of the Exchange Act, which may from time to time be applicable to the Company. The Company shall comply with the provisions of all undertakings contained in the Registration Statement.

         (y) Prior to the Closing Date or any Optional Closing Date, as the case may be, the Company shall neither issue any press release or other communication, directly or indirectly, nor hold any press conference with respect to the offering of the Shares, the Company, its subsidiaries or its business, results of operations, condition (financial or otherwise), property, assets, liabilities or prospects of the Company or any of its subsidiaries, without the prior written consent of you, which consent shall not unreasonably be denied or delayed; provided, however, that if counsel to the Company is of the opinion that the issuance of a press release or other communication or a press conference is required to comply with or avoid a violation of applicable law, and having been so informed you decline to consent thereto, the Company shall be permitted to issue such press release or other communication or hold such press conference in the manner advised by its counsel.

         (z) For a period of ninety (90) days after the date hereof, the Company will not, directly or indirectly, take any action designed, or which will constitute or which might reasonably be expected to cause or result in, stabilization or manipulation of the market price of the Shares, or the facilitation of the sale or resale of the Shares.

         (aa) Neither the Company nor any of its subsidiaries will grant any person or entity registration rights with respect to any of its securities, except such rights as are subordinate to the registration rights contained in the Underwriter's Warrant Agreement and are exercisable no earlier than six months after the securities to be registered upon exercise of such registration rights have been offered for sale pursuant to an effective registration statement under the Act and registered or qualified for sale under the Blue Sky or state securities law, rules or regulations of the jurisdictions in which such securities are to be offered for sale.

         (bb) The Company hereby agrees to retain R.T.G. Richards for a period of three (3) years following the Closing Date to provide consultations, discussions and analysis of financial, market and industry matters at an annual fee of $30,000, such fee to be due and payable in full on the Closing Date.

         (cc) The Company hereby agrees to enter into a Merger and Acquisition Agreement with R.T.G. Richards pursuant to which R.T.G. Richards will receive a finder's fee ranging from 10% of the first $1,000,000, 5% of the next $1,000,000, 4% of the next $1,000,000, 3% of the next $1,000,000 and 2% of any
                 excess over $4,000,000 of the consideration involved in any transaction involving the Company introduced by R.T.G. Richards and consummated with three years following the closing of the Offering.

         (dd) The Company hereby agrees as promptly as practicable to obtain Key Man Life Insurance on the life of Andrew Thorburn, payable to the Company, in the amount of $4,000,000, or such lesser amount as is the maximum obtainable for an annual premium not to exceed $7,500. The Company shall cause such Key Man Insurance to be maintained in force until the second anniversary of the Closing Date; provided, however, that the amount thereof may be reduced by the amount necessary to maintain the annual premium at not more than $7,500.

         (ee) The Company hereby agrees, that for a period of three years following the Closing Date, promptly upon request therefor, it will provide to you, free of charge, copies of the Company's daily transfer sheets prepared by the Company's transfer agent and a list of the Company's stockholders.

         (ff) The Company hereby agrees to retain a public relations firm reasonably acceptable to you to provide financial public relations advice and assistance in a manner reasonably acceptable to you and, until the fifth anniversary of the Closing Date (or such earlier date on which R.T.G. Richards shall cease to own any Underwriter's Warrants or shares of Common Stock issued in respect thereof), to continue to retain such firm or another firm reasonably acceptable to you to provide such financial public relations advice and assistance.

         (gg) The Company hereby agrees that, during the period ending December 31, 1997, it will not, without your prior consent, increase the compensation paid or payable, or grant any stock options, to any executive officer of the Company, except pursuant to the Company's Stock Option Plan as described in the Registration Statement.

         (hh) The Company hereby agrees that, until the fifth anniversary of the Closing (or such earlier date on which R.T.G. Richards shall cease to own any Underwriter's Warrants or shares of Common Stock issued in respect thereof), the Company will consult with R.T.G. Richards concerning, and furnish to it for its review, copies of any financial information, news releases and/or other publicity regarding the Company, its business, or any terms of any proposed offering of the Company's securities, before disclosing such information, releases, publicity or terms to any third party.

          5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY: (A) The Company represents and warrants to you that:

         (a) When the Registration Statement becomes effective, and at all times subsequent thereto to and including the Closing Date and each Optional Closing Date, and during such longer period as the Prospectus may be required to be delivered in connection with sales by you or any dealer, and during such longer period until any post-effective amendment thereto shall become effective, the Registration Statement (and any post-effective amendment thereto) and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement to the Registration Statement or the Prospectus) will contain all material statements which are required to be stated therein in accordance with the Act, will comply in all material respects with the Act, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no event will have occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not then been set forth in such an amendment or supplement; if a Rule 430A Prospectus is included in the Registration Statement at the time it becomes effective, the Prospectus filed pursuant to Rules 430A and 424(b) (1) or (4) will contain all Rule 430A Information and all statements which are required to be stated therein in accordance with the Act, will comply in all material respects with the Act, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and each Preliminary Prospectus, as of the date filed with the Commission, did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that no representation or warranty is made in this Section 5(A)(a) with respect to statements or omissions made in reliance upon and in conformity with written information furnished to the Company as stated in Section 6(b) with respect to you expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto.

         (b) Neither the Commission nor the Blue Sky or securities authorities of any jurisdiction has issued an order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, the Prospectus, the Registration Statement, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of the Shares, nor has the Commission or any of such authorities instituted or, to the knowledge of the Company, threatened to institute any proceedings with respect to such an order.

         (c) The Company is a corporation duly incorporated and validly existing in good standing under the laws of New Jersey, its jurisdiction of incorporation. The Company and each of its subsidiaries have full corporate power and authority and has obtained all necessary consents, authorizations, approvals, orders, licenses, certificates, declarations and permits of and from, and have made all required filings with, all federal, state, local and other governmental authorities and all courts and other tribunals, to own, lease, license and use their properties and assets and to carry on their respective businesses in the manner described in the Prospectus, except where the failure to do so will not have a material adverse effect on the business, properties or financial condition of the Company and its subsidiaries, taken as a whole. All such consents, authorizations, approvals, orders, licenses, certificates, declarations, permits and filings are in full force and effect and the Company and/or its subsidiaries, are in all material respects complying therewith. The Company and its subsidiaries are duly registered or qualified to do business as foreign corporations and are in good standing in each other jurisdiction in which their ownership, leasing, licensing, or use of property and assets or the conduct of their respective businesses require such registration or qualification, except where the failure to be so qualified does not have a material adverse effect on the business, properties or financial condition of the Company and its subsidiaries, taken as a whole.

         (d) The authorized capital stock of the Company consists of ____________ shares of Common Stock, of which _____________ shares are outstanding and ____________ shares of Preferred Stock, of which _____________ shares are outstanding. Each outstanding share of capital stock of the Company and each subsidiary of the Company, is duly authorized, validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and has not been issued and is not owned or held in violation of any preemptive rights of stockholders. There is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any share of capital stock of the Company, or that of any of its subsidiaries or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company or that of any of its subsidiaries, except as disclosed in the Prospectus. There is outstanding no security or other instrument which by its terms is convertible into or exchangeable for capital stock of the Company or that of any of its subsidiaries, except as disclosed in the Prospectus.

         (e) The financial statements of the Company and its subsidiaries, together with the related notes and schedules, included in the Registration Statement and the Prospectus fairly present the financial position, the results of operations and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply.
                 Such financial statements have been prepared in accordance with generally accepted accounting principles and are prepared in accordance with the books and records of the Company and its subsidiaries. The accountants whose reports on the audited financial statements are filed with the Commission as a part of the Registration Statement are, and as of the dates of their report(s) included in the

                 Registration Statement and the Prospectus were, independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act. No other financial statements are required by Form SB-2 or otherwise to be included in the Registration Statement or the Prospectus. Except as disclosed in the Prospectus, there has at no time been a material adverse change in the condition (financial or otherwise), results of operations, business, property, assets, liabilities or prospects of the Company or any of its subsidiaries from the latest information set forth in the Registration Statement or the Prospectus.

         (f) There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or threatened (or any basis therefor known to the Company or any of its subsidiaries) with respect to or affecting the Company or any of its subsidiaries, their operation, businesses, property or assets, or related to the offer for sale or the offer of franchises for the operation of a Goldberg's Original Old World Bagels or Sammy's New York Bagels facility, except as disclosed in the Prospectus or such as individually or in the aggregate do not now have and are not expected to have a material adverse effect upon the operations, businesses, property, assets, condition (financial or otherwise) or prospects of the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries are in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree, except as disclosed in the Prospectus or such as individually or in the aggregate do not now have and are not expected to have a material adverse effect upon the operations, businesses, property, assets, condition (financial or otherwise) or prospects of the Company or any of its subsidiaries; nor is the Company or any of its subsidiaries required to take any action in order to avoid any such violation or default. At all times since the Company and its subsidiaries began offering for sale franchises for the operation of Goldberg's Original Old World Bagels or Sammy's New York Bagels facilities, the Company and its subsidiaries have been, and currently are, in compliance with all material requirements of all laws, rules and regulations applicable to the offer for sale or sale of franchises in all jurisdictions in which the Company and its subsidiaries have offered for sale or sold, or are offering for sale or proposes to offer or to sell franchises for the operation of a Goldberg's Original Old World Bagels or Sammy's New York Bagels facility.

         (g) The Company and its subsidiaries have good and marketable title in fee simple absolute to all real properties and good title to all other properties and assets which the Prospectus indicates are owned by them, free and clear of all liens, security interests, pledges, charges, mortgages and other encumbrances (except as disclosed in the Prospectus or which are not material in amount). The properties held under lease by the Company and its subsidiaries are held by it under valid and enforceable leases and the interests of the Company and its subsidiaries in such leases are free and clear of all liens, encumbrances and defects, except as disclosed in the Prospectus or which are not material in amount, and the Company and its subsidiaries are in full compliance with all material terms and conditions thereunder and such leases are in full force and effect. No real property owned, leased, licensed or used by the Company or its subsidiaries is situated in an area which is, or to the knowledge of the Company or its subsidiaries will be, subject to zoning, use, or building code restrictions which would prohibit (and no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent) the continued effective ownership, leasing, licensing, or use of such real property in the business of the Company or its subsidiaries as presently conducted or as the Prospectus indicates any of them contemplate conducting (except as disclosed in the Prospectus).

         (h) Neither the Company nor any of its subsidiaries nor any other party is now or, to the knowledge of the Company, is expected by the Company or any of its subsidiaries to be in violation or breach of, or in default with respect to complying with, any material provision of any indenture, mortgage, deed of trust, debenture, note or other evidence of indebtedness, contract, agreement, instrument, lease or license, or arrangement or understanding which is material to the Company and its subsidiaries, taken as a whole, and each such indenture, mortgage, deed of trust, debenture, note or other evidence of indebtedness, contract, agreement, instrument, lease or license is in full force and is the legal, valid and binding obligation of the Company and/or its subsidiaries, and to the knowledge of the Company and its subsidiaries, of the other contracting party and is enforceable as to them in accordance with its terms. The Company and its subsidiaries enjoy peaceful and undisturbed possession under all leases and licenses under which they are operating. Neither the Company nor any of its subsidiaries is a party to or bound by any contract, agreement, instrument, lease, license, arrangement or understanding, or subject to any charter or other restriction, which has had or is expected in the future to have a material adverse effect on the condition (financial or otherwise), results of operations, businesses, property, assets or liabilities of the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries is in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation or By-laws.

         (i) Goldberg's Original Old World Bagels and Sammy's New York Bagels are trademarks of the Company. Except for said trademarks, neither the Company nor any of its subsidiaries owns or has any licensed rights to, in or under any patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, technology, know-how or other intangible properties or assets (all of the foregoing being herein called "Intangibles") that are material to the business of the Company and its subsidiaries, taken as a whole. There is no right under any Intangibles of the Company or its subsidiaries necessary to the business of the Company and its subsidiaries as presently conducted or as proposed to be conducted as indicated in the Prospectus, except as disclosed in the Prospectus. Neither the Company nor any of its subsidiaries has received notice of infringement with respect to asserted Intangibles of others. To the knowledge of the Company and its subsidiaries, there is no infringement by others of Intangibles of the Company or its subsidiaries. To the knowledge of the Company and its subsidiaries, there is no Intangible of others which has had or may in the future have a materially adverse effect on the condition (financial or otherwise), results of operations, businesses, property, assets, liabilities or prospects of the Company and its subsidiaries, taken as a whole.

         (j) Neither the Company, its subsidiaries, any director or officer of the Company or its subsidiaries, or to the knowledge of the Company and its subsidiaries, any agent, employee, or other person authorized to act on behalf of the Company or its subsidiaries has, directly or indirectly: used any corporate funds of the Company or its subsidiaries for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds of the Company or its subsidiaries; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, as relates to the business of the Company and its subsidiaries; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment in connection with the business of the Company or its subsidiaries.

         (k) The material terms of any contract, agreement, instrument, lease or license required to be described in the Registration Statement or the Prospectus have been properly described therein. Any contract, agreement, instrument, lease or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to or has been incorporated as an exhibit by reference into the Registration Statement.

         (l) The Company has all requisite corporate power and authority to execute, deliver and perform under the terms and conditions of this Agreement and the Underwriter's Warrants. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery and performance by the Company of this Agreement and the Underwriter's Warrants. This Agreement has been duly authorized, executed and delivered by the Company, is a legal, valid, and binding agreement of the Company, and is enforceable as to the Company in accordance with its terms. The Underwriter's Warrants have been duly authorized by the Company and, when executed and delivered by the Company, assuming the due execution and delivery thereof by the other parties thereto, will be a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. No consent, authorization, approval, order, license, certificate, declaration or permit of or from, or filing with, any governmental or regulatory authority, agent, board or other body is required for the issue and sale of the Shares by the Company and the execution, delivery or performance by the Company of this Agreement or the Underwriter's Warrants (except filings with and orders of the Commission pursuant to the Act which have been or will be made or obtained prior to the Closing Date, and such filings, consents or permits as are required under Blue Sky or securities laws in connection with the transactions contemplated by this Agreement). No consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which the Company or any of its subsidiaries are a party, or to which any of their properties or assets are subject, is required for the execution, delivery or performance of this Agreement or the Underwriter's Warrants; and the execution, delivery and performance of this Agreement and the Underwriter's Warrants will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement or understanding, result in the creation or imposition of, any lien, security interest, pledge, charge, or other encumbrance upon any of the property or assets of the Company or its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries are subject or violate or result in a breach of any term of the Certificate of Incorporation or By-laws of the Company or any of its subsidiaries, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment or decree binding on the Company or any of its subsidiaries or to which any of their operations, businesses, properties or assets are subject.

         (m) The Shares are duly authorized, and when issued, paid for and delivered in accordance with this Agreement, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive rights of stockholders. You will receive good title to the Shares and R.T.G. Richards will receive good title to the Underwriter's Warrants purchased by it, upon payment of the purchase price therefor in accordance with the provisions thereof and of this Agreement, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements and votingtrusts (collectively, "Encumbrances").

         (n) The Underwriter's Warrants Shares are duly authorized and validly reserved for issuance and, when issued, paid for and delivered upon exercise of the Underwriter's Warrants, in accordance with the provisions thereof and of this Agreement will be validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive rights of stockholders; and the holders of the Underwriter's Warrants Shares will receive good title to them, free and clear of all Encumbrances.

         (o) The Shares and the Underwriter's Warrants conform to all statements relating thereto contained in the Registration Statement and the Prospectus.

         (p) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise may be stated therein, (i) neither the Company, nor its subsidiaries have entered into any transaction or incurred any liability or obligation, contingent or otherwise, which is material to the Company and its subsidiaries, taken as a whole, except in the ordinary course of business, (ii) there has not been any change in the outstanding capital stock of the Company or its subsidiaries, or any issuance of options, warrants or rights to purchase the capital stock of the Company or its subsidiaries, or any material increase in the long-term debt of the Company or its subsidiaries, or any material adverse change in the business, condition (financial or otherwise) or results of operations of the Company or its subsidiaries, (iii) no loss or damage (whether or not insured) to the properties of the Company or its subsidiaries has been sustained which is material to the Company and its subsidiaries, taken as a whole, (iv) neither the Company nor its subsidiaries have paid or declared any dividend or other distribution with respect to their stock, and (v) there has not been any change, contingent or otherwise, in the direct or indirect control of the Company or its subsidiaries nor, to the best knowledge of the Company and its subsidiaries, do there exist any circumstances which would likely result in such a change.

         (q) Neither the Company, its subsidiaries, nor any officers or directors of the Company or its subsidiaries or Affiliates (as defined in Rule 405 of the Rules and Regulations), has taken or will take, directly or indirectly, prior to the termination of the offering contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares.

         (r) Neither the Company nor its subsidiaries, have incurred, directly or indirectly, any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the offering of the Shares contemplated by this Agreement.

         (s) The Company is not conducting, and does not intend to conduct, its business in a manner in which it would become an "investment company" as defined in Section 3(a) of the Investment Company Act.

         (t) The Company has obtained, or prior to the Closing Date will obtain the Lock-up Letters, as contemplated by Section 4(k) hereof.

         (u) The Company has retained, or prior to or on the Closing Date shall have retained, R.T.G. Richards in a financial consulting capacity, as contemplated by Section 4(bb) hereof.

         (v) The Company and R.T.G. Richards have entered into, or prior to or on the Closing Date shall have entered into, the Merger and Acquisition Agreement contemplated by Section 4(cc) hereof

         (w) The Company has retained a public relations firm as contemplated by Section 4 (ff) hereof.

         (x) Except as disclosed in the Prospectus, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement who has not waived such right.

         (y) The Company and its subsidiaries have adequately insured their properties against loss or damage by fire, maintain adequate insurance against liability for negligence and maintain such other insurance as is usually maintained by companies engaged in the same or similar businesses, including product liability insurance.

         (z) The Company and its subsidiaries have filed all federal, state and local tax returns required to be filed (or have obtained extensions therefor) and have paid all taxes shown on such returns and all assessments received by it to the extent that payment has become due, except federal payroll taxes in the approximate amount of $________________ . The Company and its subsidiaries have made adequate accruals for all taxes which may be owed by them but have not been paid.

        (aa) DelSanto & DeFreitas, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

        (bb) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
                 (iii) access to cash and cash equivalents is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for cash and cash equivalents is compared with the existing cash and cash equivalents at reasonable intervals and appropriate action is taken with respect to any differences.

         (cc) There are no business relationships or related party transactions of the nature described in Item 404 of Regulation S-B of the Rules and Regulations involving the Company, any of its subsidiaries and any person referred to in Items 401 or 404, except as required to be described in the Prospectus and as so described.

         6.  INDEMNIFICATION AND CONTRIBUTION:

         (a) The Company agrees to indemnify and hold harmless you, your officers, directors, partners, employees, agents and counsel, and each person, if any, who controls you within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 6, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (1) in any Preliminary Prospectus, the Rule 430A Prospectus, the Registration Statement, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or (2) in any application or other document or communication (in this Section 6 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the Blue Sky or securities laws thereof (or the rules and regulations promulgated thereunder) or filed with the Commission or any securities exchange or automated quotation system; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company as stated in Section 6(b) by you for inclusion in any Preliminary Prospectus, the Rule 430A Prospectus, the Registration Statement, of the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be, provided that the Company will not be liable pursuant hereto with respect to any such statement or omission made in any Preliminary Prospectus that is corrected in the Prospectus (or and amendment or supplement thereto) if the person asserting such loss, liability, damage, claim or expense purchased shares from you but was not sent or given a copy of the Prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of the Shares to such person in any case where such delivery is required by the Act, unless such failure to deliver was the result of noncompliance, by the Company, with Section 4(f) hereof, or
                 (ii) any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

                 If any action is brought against you or any of its officers, directors, partners, employees, agents or counsel, or any controlling persons of you (each, an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability it may have pursuant to this Section

         6(a)) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the sole expense of such indemnified party or parties, unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its prior written consent. The Company agrees promptly to notify you of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the Shares, any Preliminary Prospectus, the Rule 430A Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or any application.

         (b) You agree to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and each Selling Shareholder, to the same extent as the foregoing indemnity from the Company to you in Section 6(a), but only with respect to statements or omissions, if any, made in any Preliminary Prospectus, the Rule 430A Prospectus, the Registration Statement, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company by you expressly for inclusion in any Preliminary Prospectus, the Rule 430A Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be. For all purposes of this Agreement, the public offering price, the amounts of the selling concession and re-allowance set forth in the Prospectus and the information as to the stabilization set forth on the inside front cover, under the heading "Risk Factors - Inexperience of Underwriter" and in the ___________ paragraph under "Underwriting" constitute the only information furnished in writing by or on behalf of you expressly for inclusion in any Preliminary Prospectus, the Rule 430A Prospectus, the Registration Statement or the Prospectus (as from time to time amended or supplemented), or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based upon any Preliminary Prospectus, the Rule 430A Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or any application, and in respect of which indemnity may be sought against you pursuant to this Section 6(b), you shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 6(a).

         (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 6(a) or 6(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed the Registration Statement, and any controlling person of the Company), as one entity, and you (including for this purpose any contribution made by or on behalf of any directors, officers, partners, employees, agents or controlling persons of you), as a second entity, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, so that you are responsible for the proportion thereof equal to the percentage which the aggregate underwriting discount set forth on the cover page of the Prospectus represents of the initial public offering price of the Shares set forth on the cover page of the Prospectus and the Company is responsible for the remaining portion, in proportion to the net proceeds from the offering received by them; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and you in the aggregate in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses shall also be considered. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by you, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and you agree that it would be unjust and inequitable if the respective obligations of the Company and you for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 6(c). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 6(c), each person, if any, who controls you within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 6(c). Anything in this Section 6(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 6(c) is intended to supersede any right to contribution under the Act, the Exchange Act, or otherwise.

         7. CONDITIONS OF YOUR OBLIGATIONS: Your obligations hereunder are subject to the continuing accuracy of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to you, as of the date hereof, as of the Closing Date, and each Optional Closing Date, as the case may be, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

         (a) Notification that the Registration Statement has become effective shall be received by you not later than 6:30 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by you. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, the price of the Shares and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period, and prior to the Closing Date the Company shall have provided evidence reasonably satisfactory to you of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

         (b) The Commission shall not have issued a Stop Order and no Blue Sky or securities authority of any jurisdiction shall have issued an order suspending the registration or qualification of the Securities, and no proceedings for such purpose shall have been instituted or shall be pending, or to the knowledge of the Company, be threatened or contemplated by the Commission or the Blue Sky or securities authorities of any such jurisdiction.

         (c) You shall have received an opinion, dated the Closing Date and satisfactory in form and substance to counsel for you from Venable, Baetjer, Howard & Civiletti, LLP, counsel to the Company and its subsidiaries, to the effect that:

                 (1) The Company is a corporation validly existing in good standing under the laws of New Jersey, its jurisdiction of incorporation, with full corporate power and authority to own its property and conduct its business in the manner described in the Prospectus. Each subsidiary of the Company is validly existing and in good standing in its jurisdiction of incorporation, with full corporate power and authority to own its property and conduct its business. To the knowledge of such counsel, after reasonable investigation, the Company and its subsidiaries have obtained all necessary consents, authorizations, approvals, orders, licenses, certificates, declarations and permits of and from, and have made all required filings with, all federal, state, local and other governmental authorities and all courts and other tribunals, to own, lease, license and use their respective properties and assets and to carry on their respective businesses in the manner described in the Prospectus, except where the failure to do so will not have a material adverse effect on the business, properties or financial condition of the Company and its subsidiaries, considered as a single enterprise. The Company and its subsidiaries are duly registered or qualified to do business as foreign corporations and are in good standing in the States of ___________________________
                          ___________ , which, to the knowledge of such counsel, after reasonable investigation, are the only jurisdictions in which their ownership, leasing, licensing, or use of property and assets or the conduct of their respective businesses require such registration or qualification.

                 (2) The authorized capital stock of the Company consists of ___________ shares of Common Stock, of which _______ ___ shares are outstanding and ___________ shares of Preferred Stock, of which ___________ shares of Preferred Stock, of which _________________ shares are outstanding. Each outstanding share of such capital stock is duly authorized, validly issued, fully paid, and nonassessable, with no personal liability attaching to the ownership thereof, has not been issued and is not owned or held in violation of any preemptive right of stockholders. To the knowledge of such counsel, after reasonable investigation, there is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any share of capital stock of the Company, or its subsidiaries, or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company or its subsidiaries, except as disclosed in the Prospectus. To the knowledge of such counsel, after reasonable investigation, there is outstanding no security or other instrument which by its terms is convertible into or exchangeable for capital stock of the Company or its subsidiaries, except as disclosed in the Prospectus.

                 (3) To the knowledge of such counsel, after reasonable investigation, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or threatened, with respect to the Company, its subsidiaries, or any of their operations, businesses, property or assets, or related to the offer for sale or the sale of franchises for the operation of a Goldberg's Original Old World Bagels and Sammy's New York Bagels facility, except as disclosed in the Prospectus or such as individually or in the aggregate do not now have and are not expected to have a material adverse effect on the operations, business, property, assets or condition (financial or otherwise) of the Company and subsidiaries, considered as a single enterprise. To the knowledge of such counsel, after reasonable investigation, neither the Company nor its subsidiaries are in violation of, or in default with respect to, any law, rule, regulation, order, judgment or decree, except as disclosed in the Prospectus or such as individually or in the aggregate do not now have and are not expected to have a material adverse effect on the operations, businesses, property, assets or condition (financial or otherwise) of the Company and its subsidiaries, considered as a single enterprise; nor is the Company, or its subsidiaries, required to take any action in order to avoid any such violation or default.

                 (4) To the knowledge of such counsel, after reasonable investigation, except as disclosed in the Prospectus, neither the Company, its subsidiaries, nor any other party is now in violation or breach of, or in default with respect to complying with, any material provision of any indenture, mortgage, deed of trust, debenture, note or other evidence of indebtedness, contract, agreement, instrument, lease or license, or arrangement or understanding which is material to the Company and its subsidiaries, considered as a single enterprise and each such indenture, mortgage, deed of trust, debenture, note or other evidence of indebtedness, contract, agreement, instrument, lease or license is in full and force and is the legal, valid and binding obligation of the Company or its subsidiaries.

                 (5) Neither the Company nor its subsidiaries are in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation or By-laws.

                 (6) The Company has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Underwriter's Warrants. All necessary corporate proceedings of the Company have been taken to authorize the execution, delivery, and performance by the Company of this Agreement and the Underwriter's Warrants. This Agreement and the Underwriter's Warrants have been duly authorized, executed and delivered by the Company, constitute legal, valid, and binding agreements of the Company, and (subject to applicable bankruptcy, insolvency, reorganization and other laws affecting the enforceability of creditors' rights generally, and the application of equitable principles affecting the enforceability of remedies in the nature of specific enforcement, and except as the enforceability of the indemnification and contribution provisions of this Agreement and the Underwriter's Warrants may be limited under applicable securities laws) is enforceable as to the Company in accordance with its terms. The Underwriter's Warrants have been duly authorized by the Company and, when executed, issued and delivered by the Company and paid for by R.T.G. Richards in accordance with the provisions thereof and of this Agreement, will be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof and thereof, except as may be limited by applicable bankruptcy, insolvency, registration and other laws affecting the enforceability of creditors' rights generally and the application of equitable principles affecting the availability of remedies in the nature of specific enforcement.

                 (7) All legally required proceedings in connection with the authorization, issue and sale of the Shares by the Company in accordance with the provisions of this Agreement have been taken, and, to the knowledge of such counsel, after reasonable investigation, no consent, authorization, approval, order, license, certificate, declaration or permit of or from, or filing with, any governmental or regulatory authority, agency, board, bureau or other body or is required for the execution, delivery or performance by the Company of this Agreement and the Underwriter's Warrants (except filings with and orders of the Commission pursuant to the Act which have been made or received and matters under Blue Sky or state securities laws, rules or regulations, as to which such counsel need not express an opinion).

                 (8) No consent of any party to any material contract, agreement, instrument, lease or license, or arrangement or understanding known to such counsel, to which the Company or its subsidiaries are a party, or to which any of the property or assets of the Company or its subsidiaries are subject, is required for the execution, delivery or performance of this Agreement or the Underwriter's Warrants; and the execution, delivery and performance of this Agreement and the Underwriter's Warrants will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement or understanding, result in the creation or imposition of any lien, security interest, pledge, charge or other encumbrance upon any of the property or assets of the Company or its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company or its subsidiaries are a party or by which the Company or its subsidiaries are bound or to which any of the property or assets of the Company or its subsidiaries are subject, known to such counsel, or violate or result in a breach of any term of the Certificate of Incorporation or By-laws of the Company or its subsidiaries, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment or decree binding on the Company or its subsidiaries or to which any of the operations, businesses, property or assets of the Company or its subsidiaries are subject.

                 (9) The Shares are duly authorized. Upon payment of the purchase price therefor in accordance with the provisions thereof and of this Agreement, the Underwriter's Warrants will be duly delivered. The Shares, when issued, paid for and delivered in accordance with the provisions of this Agreement, will be duly issued, fully paid and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive rights of stockholders. Upon payment of the purchase price therefor in accordance with the provisions thereof and of this Agreement, you will receive good title to the Shares and the Underwriter's Warrants purchased by it from the Company, free and clear of all Liens.

                 (10) The Underwriter's Warrants Shares are duly authorized and have been validly reserved for issuance, and when issued, paid for and delivered upon exercise of the Underwriter's Warrants in accordance with the provisions of the Underwriter's Warrants will be duly authorized, duly issued, fully paid, and nonassessable, with no personal liability attaching to the ownership thereof, and will not have been issued in violation of any preemptive rights of stockholders, and the holders of the Underwriter's Warrants Shares will receive good title to them, free and clear of all Encumbrances.

                 (11) The Shares and the Underwriter's Warrants Shares conform to all statements relating thereto contained in the Registration Statement and the Prospectus.

                 (12) To the knowledge of such counsel, any contract, agreement, instrument, lease or license required to be described in the Registration Statement or the Prospectus has been properly described therein. To the knowledge of such counsel, any contract, agreement, instrument, lease, or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to or has been incorporated as an exhibit by reference into the Registration Statement.

                 (13) The Shares are duly authorized for listing as the Nasdaq SmallCap market, subject to notice of issuance.

                 (14) To the knowledge of such counsel, except as disclosed in the Prospectus, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company or its subsidiaries because of the filing or effectiveness of the Registration Statement who has not waived such right.

                 (15) Neither the Company nor its subsidiaries are an "investment company" by reason of its assets and operations as defined in Section 3(a) of the Investment Company Act.

                 (16) All shares of Common Stock outstanding as of the date hereof have been duly authorized and validly issued, and are fully paid and non-assessable, with no personal liability attaching to the ownership thereof, and have not been issued in violation of any preemptive rights of stockholders.

                 (17) The statements in the Prospectus under captions "Business", "Risk Factors", "Use of Proceeds", "Management" and "Description of Capital Stock" have been reviewed by such counsel and insofar as such statements refer to descriptions of agreements, instruments, leases or franchises, summarize the status of litigation or other proceedings, or the provisions of orders, judgments or decrees, or constitute statements of law, descriptions of statutes, rules or regulations, or conclusions of law, such statements fairly present the information called for and are accurate and complete in all material respects.

                 (18) At all times during which the Company or its subsidiaries offered for sale franchises for the operation of a Goldberg's Original Old World Bagels and Sammy's New York Bagels facility, the Company and its subsidiaries were in compliance with all material requirements of all laws, rules and regulations applicable to the offer for sale or sale of franchises in all jurisdictions in which the Company or its subsidiaries have offered for sale or sold, franchises for the operation of a Goldberg's Original Old World Bagels and Sammy's New York Bagels facility;

                 (19) (i) except for liabilities and obligations incurred in the ordinary course of business, to the knowledge of such counsel, after due inquiry, there are no claims (absolute, accrued, contingent or otherwise), against the Company or its subsidiaries related to the offer for sale or the sale of franchises for the operation of Goldberg's Original Old World Bagels and Sammy's New York Bagels, except as disclosed in the Prospectus or such as individually or in the aggregate do not have and are not expected to have a material adverse effect upon the operations, businesses, property, assets or condition (financial or otherwise) of the Company or its subsidiaries;
                          (ii) no franchisee has a cause of action against the Company or its subsidiaries under applicable federal or state laws, rules and regulations governing the offer and sale of franchises arising out of the offer and sale by the Company or its subsidiaries of the franchise(s) purchased by such franchisee; and (iii) neither the Company nor its subsidiaries have been charged with any violation of any state or other applicable law or administrative regulation in respect of the offer for sale or sale of such franchises; and

                 (20) The Registration Statement has become effective under the Act, and to the knowledge of such counsel, no Stop Order has been issued and no proceedings for that purpose have been instituted or threatened.

                 (21) The Registration Statement, any Rule 430A Prospectus, and the Prospectus, and any amendment or supplement thereto (except for the financial statements and the notes and schedules related thereto, and other financial information and statistical data contained therein or omitted therefrom, as to which such counsel need express no opinion), comply as to form in all material respects with the applicable requirements of the Act.

                 (22) Such counsel has participated in conferences with officers and other representatives of the Company, its subsidiaries, representatives of the independent certified public accountants for the Company and its subsidiaries and representatives of you at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel has not verified and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, or any amendment or supplement thereto, on the basis of the foregoing, no facts have come to the attention of such counsel which lead them to believe that either the Registration Statement or any amendment thereto at the time such Registration Statement or such amendment became effective or the Prospectus as of its date or any amendment or supplement thereto as of its date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need express no comment with respect to the financial statements, and the notes and schedules related thereto, and other financial information and statistical data included in the Registration Statement or Prospectus).

                 (23) To the knowledge of such counsel, since the effective date of the Registration Statement, no event has occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been set forth in such an amendment or supplement.

         In rendering such opinion, counsel for the Company may rely (i) as to matters involving the application of laws other than the laws of the United States to the extent counsel for the Company deems proper and to the extent specified in such opinion, upon an opinion or opinions of local counsel (in form and substance reasonably satisfactory to counsel for you) acceptable to counsel for you, familiar with the applicable laws, in which case the opinion of counsel for the Company shall state that the opinion or opinions of such other counsel are satisfactory in scope, form and substance to counsel for the Company and that reliance thereon by counsel for the Company is reasonable;
(ii) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company; and (iii) to the extent they deem proper, upon written statements or certificates of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to counsel for you.

         (d) You shall have received letters addressed to you and dated the date hereof and the Closing Date from DelSanto & DeFreitas, independent certified public accountants for the Company and its subsidiaries, addressed to you, and in form and substance satisfactory to you, to the effect that:

                 (1) Such accountants are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder and no information need be supplied with respect to them in answer to Item 13 of Form SB-2.

                 (2) In their opinion, the financial statements and related notes and schedules of the Company and its subsidiaries examined by them, at all dates and for all periods referred to in their report therein, and included in the Registration Statement and the Prospectus on their authority as experts comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations of the Commission promulgated thereunder.

                 (3) On the basis of limited procedures not constituting an audit, including a reading of the latest available unaudited interim financial statements of the Company and its subsidiaries and the financial data and accounting records of the Company and its subsidiaries, inquiries of officials of the Company and its subsidiaries and others responsible for financial and accounting matters, a reading of the minute books of the Company and its subsidiaries, including without limitation the minutes (if any) of meetings or consents in lieu of meetings of the stockholders and of the Board of Directors (and any executive committee, audit committee or other committees thereof) of the Company and its subsidiaries, and other specified procedures and inquiries requested by you, if any, nothing has come to their attention which causes them to believe that:

                          (i) the unaudited financial statements of the Company and its subsidiaries contained in the Registration Statement and the Prospectus (if any) do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations of the Commission promulgated thereunder or were not prepared in conformity with generally accepted accounting principles applied on a basis consistent, in all material respects, with those followed in the preparation of the audited financial statements therein;

                          (ii) except as disclosed in, or as contemplated by the Registration Statement or the Prospectus, during the period from the date of the last audited balance sheet of the Company and its subsidiaries included in the Registration Statement and the Prospectus to a specified date not more than five (5) days prior to the date of such letter there were any decreases, as compared with the corresponding period of the preceding year, in net sales and revenues, cost of sales, selling general and administrative expenses, income (loss) from operations, the total or per share amounts of net income, or weighted number of shares outstanding;

                          (iii) except as disclosed in or contemplated by the Registration Statement and the Prospectus, during the period from the date of the last audited balance sheet of the Company and its subsidiaries included in the Registration Statement and Prospectus to a specified date not more than five (5) days prior to the date of such letter, there has been any change in the capital stock or other securities of the Company and its subsidiaries or any payment or declaration of any dividend or other distribution in respect thereof or in exchange therefor, or any increase in the long-term debt of the Company and its subsidiaries or any decrease in the net current assets or net assets of the Company and its subsidiaries as compared with the amounts shown on the last audited balance sheet of the Company and its subsidiaries, included in the Registration Statement and the Prospectus (other than in the ordinary course of business); and

                          (iv) On the basis of their examinations referred to in their report and consent included in the Registration Statement and Prospectus and the indicated procedures and inquiries referred to above, nothing has come to their attention which, in their judgment, would cause them to believe or indicate that the financial statements and related notes and schedules of the Company and its subsidiaries included in the Registration Statement and Prospectus do not present fairly the financial position and results of operations of the Company and its subsidiaries, as at the dates and for the periods indicated, in conformity with generally accepted accounting principles applied on a consistent basis, and are not in all material respects a fair presentation of the information purported to be shown.

                 (4) In addition to their examination referred to in their report included in the Registration Statement and the Prospectus and the inquiries and limited procedures referred to in clause (iii) of this Section 7(d), they have performed other procedures, not constituting an audit, with respect to the numerical data, percentages, dollar amounts and other financial information appearing in the Registration Statement and the Prospectus, which are derived from the general accounting records of the Company and its subsidiaries, and have compared certain of such data and information with the accounting records of the Company and its subsidiaries and found them to be in agreement.

                 (5) Such other matters as you may have reasonably requested.

         (e) The representations and warranties of the Company in this Agreement shall be true and correct with the same effect as if made on and as of the Closing Date and the Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.

         (f) The Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and shall in all material respects conform to the requirements thereof, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         (g) There shall have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, no material adverse change in the business, property, condition (financial or otherwise), results of operations, capital stock, long-term or short-term debt or general affairs of the Company and its subsidiaries, taken as a whole, except changes which the Registration Statement and the Prospectus indicate might occur after the effective date of the Registration Statement, and neither the Company nor its subsidiaries shall have incurred any material liabilities or entered into any agreements not in the ordinary course of business, except as disclosed in the Registration Statement and the Prospectus.

         (h) No action, suit or proceeding, at law or in equity, shall be pending or threatened against the Company or its subsidiaries which would be required to be set forth in the Registration Statement, and no proceedings shall be pending or threatened against the Company or its subsidiaries before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding would have a materially adverse affect on the business, property, condition (financial or otherwise), results of operations or general affairs of the Company or its subsidiaries.

         (i) The Company shall have furnished to you or caused to be furnished to you at the Closing Date, certificates of the President and chief financial officer of the Company in form and substance reasonably satisfactory to you, as to the accuracy of the representations and warranties of the Company herein at and as of the Closing Date and as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing Date and the Company shall have furnished to you a certificate of the President and chief financial officer of the Company reasonably satisfactory to you as to the matters set forth in Sections 7(a) and (b) above.

         (j) The NASDR, upon review of the terms of the public offering of the Shares, shall have indicated that it has no objections to the underwriting arrangements pertaining to the sale of the Shares and the participation by you in the sale of the Shares.

         (k) Prior to or on the Closing Date, the Company shall have executed and delivered the Underwriter's Warrants to R.T.G Richards.

         (l) Prior to or on the Closing Date, the Company shall have delivered to you executed copies of the Lock-up Letters.

         (m) Prior to or on the Closing Date, the Company shall have retained R.T.G. Richards in a financial consulting capacity, as contemplated by Section 4(bb) hereof.

         (n) Prior to or on the Closing Date, the Company and R.T.G. Richards shall have entered into the Merger and Acquisition Agreement contemplated by Section 4(cc) hereof.

         (o) The Company shall have retained a public relations firm as contemplated by Section 4 (ff) hereof.

         (p) The compensation arrangements applicable to the Company's executive officers shall be reasonably acceptable to you.

         (q) Immediately prior to the date on which the Registration Statement becomes effective, the Company shall have had outstanding no more than 1,867,661 Shares of Common Stock, no par value, after a one for two reverse stock split to be effected prior to such effective date.


         (r) Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or financial affairs of the Company which, in your reasonable opinion, would materially and adversely affect the market for the Shares.

         (s) Subsequent to the date hereof, no executive officer of the Company listed as such in the Prospectus shall have died, become physically or mentally disabled, resigned or have been removed or discharged.

         (t) The Company shall furnish you with such further certificates and documents as you or its counsel shall have reasonably requested.

         All opinions, certificates, letters and other documents required by this Section 7 to be delivered to you by the Company will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

         (u) Upon the exercise, in whole or in part, by you of the option to purchase the Additional Shares, referred to in Section 2 hereof, your obligations to purchase and pay for the Additional Shares will be subject to the continuing accuracy of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to you, as of the date hereof and as of each Optional Closing Date, to the performance by the Company of its obligations hereunder, and the following additional conditions:

                 (1) The Registration Statement shall remain effective at the Optional Closing Date, and no Stop Order shall have been issued by the Commission and no proceedings for that purpose shall have been instituted or shall be pending, or to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any reasonable request on the part of the Commission for additional information shall have been complied with to the satisfaction of Lehman & Eilen, counsel to you.

                 (2) You shall have received an opinion, dated the Optional Closing Date and satisfactory in form and substance to counsel to you, from Venable, Baetjer, Howard & Civiletti, LLP, counsel to the Company, which opinion shall be substantially the same in scope and substance as the opinion furnished to you on the Closing Date pursuant to Section 7(c) hereof, except that such opinion, where appropriate, shall cover the Additional Shares.

                 (3) You shall have received a letter in form and substance satisfactory to you from DelSanto & DeFreitas, independent certified public accountants for the Company, dated the Optional Closing Date and addressed to you confirming the information in their letter referred to in Section 7(e) hereof and stating that nothing has come to their attention during the period from the ending date of their review referred to in said letter to a date not more than five (5) days prior to the Optional Closing Date, which would require any change in said letter if it were required to be dated the Optional Closing Date.

                 (4) You shall have received a certificate of the President and chief financial officer of the Company, dated the Optional Closing Date, in form and substance satisfac-tory to you, substantially the same in scope and substance as the certificate furnished to you on the Closing Date pursuant to Section 7(j) hereof.

         8. CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligations of the Company to sell and deliver the Shares as and when specified by this Agreement are subject to the condition that at the Closing Date or any Optional Closing Date, as the case may be, the Registration Statement or any post-amendment thereto shall have been declared effective and a no Stop Order suspending the effectiveness thereof shall have been issued and remain in effect or proceedings therefor initiated or threatened.

         9.  EFFECTIVE DATE OF AGREEMENT; TERMINATION.

         (a) This Agreement shall become effective at 9:30 A.M., New York City time, on the first full business day following the day on which the Registration Statement becomes effective or at the time of the initial public offering by you of the Shares, whichever is earlier. The time of the initial public offering shall mean the time, after the Registration Statement becomes effective, of the release by you for publication of the first newspaper advertisement which is subsequently published relating to the Shares or the time, after the Registration Statement becomes effective, when the Shares are first released by you for offering by you or dealers by letter or telegram, whichever shall first occur. you or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except as noted below in this Section 9, by giving the notice indicated in
                 Section 9(c) before the time this Agreement becomes effective.

         (b) In addition to the right to terminate this Agreement pursuant to Section 7 hereof by reason of the Company's failure, refusal or inability to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder prior to the Closing Date or Optional Closing Date, as the case may be, you shall have the right to terminate this Agreement at any time prior to the Closing Date or any Optional Closing Date, as the case may be, by giving notice to the Company, if the Company shall have sustained a material adverse loss or material adverse interference with its business or properties from fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, including the death or disability of Mr. Thorburn, whether or not covered by insurance, or from any labor dispute or any court or governmental action, order or decree, of such a character as to have a material adverse effect with the conduct of the business and operations of the Company; or if there shall have been a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange, the American Stock Exchange or in the over-the-counter market; or if a banking moratorium has been declared by a state or federal authority; or if there shall have been an outbreak of major hostilities between the United States and any foreign power, or any other insurrection, armed conflict or national calamity, which in the judgment of a majority-in-interest of the underwriters, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Firm Shares or the Additional Shares, as the case may be.

         (c) If you elect to prevent this Agreement from becoming effective as provided in this Section 9, or to terminate this Agreement pursuant to Section 7, or this Section 9, you shall notify the Company promptly by telephone, facsimile, telex, or telegram, confirmed by letter. If, as so provided in this Section 9, the Company elects to prevent this Agreement from becoming effective, the Company shall notify you promptly by telephone, facsimile, telex, or telegram, confirmed by letter.

         (d) Anything in this Agreement to the contrary notwithstanding other than Section 9(e), if this Agreement shall not become effective by reason of an election pursuant to this Section 9 or if this Agreement shall terminate or shall otherwise not be carried out within the time specified herein by reason of any failure on the part of the Company to perform any covenant or agreement or satisfy any condition of this Agreement by it to be performed or satisfied, the sole liability of the Company to you, in addition to the obligations the Company assumed pursuant to Section 4(g), will be to reimburse you for such reasonable out-of-pocket expenses (including the fees and disbursements of their counsel) as shall have been incurred by them in connection with this Agreement or the proposed offer, sale, and delivery of the Shares, and upon demand the Company agrees to pay promptly the full amount thereof to you.

         (e) Notwithstanding any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Sections 4(b), 4(g), 6, 10(b) and 10(c) shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

         10.  MISCELLANEOUS.

         (a)     Notices required to be in writing shall be mailed or delivered
                 (i) to the Company at its office at 9 Law Drive, Fairfield, New Jersey 07006, Attention: Andrew Thorburn, Chairman & CEO, with copies to Venable, Baetjer, Howard & Civiletti, LLP, 1201 New York Avenue, N.W., Washington, D.C. 20005, Attention:
                 David J. Levenson, Esq. or (ii) to you c/o R.T.G. Richards and Company, Inc. at its office at 100 Quentin Roosevelt Blvd., Suite 502, Garden City, New York 11530, Attention: Thomas Souran, Director of Corporate Finance, with copies to Lehman & Eilen, 50 Charles Lindbergh Boulevard, Suite 505, Uniondale, New York 11553, Attention: Hank Gracin, Esq., and shall be deemed given when received. Any notice not required to be in writing, including but not limited to notices under Section 7(a) or 8 hereof, may be made by telex, facsimile or telephone and shall be deemed given at the time the telex, or facsimile communication is received or the telephone call is made, but if so made shall be subsequently confirmed in writing.

         (b) The representations, warranties, covenants and agreements of the Company, and the indemnity and contribution agreements, contained in Sections 4, 5 and 6 of this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you, the Company or any of its officers or directors or any controlling persons of you or the Company and will survive acceptance of and payment for any of the Shares and the termination of this Agreement.

         (c) This Agreement has been and is made solely for the benefit of you and the Company and the controlling persons, directors and officers referred to in Section 6 hereof and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from you.

         (d) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, applicable to contracts made and to be performed entirely with such State, without regard to conflict of laws provisions thereof.


Please confirm that the foregoing correctly sets forth the agreement among the Company and you.

                                             Very truly yours,

                                             ALL AMERICAN FOOD GROUP, INC.

                                             By:
                                                --------------------------------
                                                 Andrew Thorburn, President,
                                                 Chairman & CEO

Confirmed, as of the date first above mentioned.


R.T.G. RICHARDS & COMPANY, INC.

By:
   ---------------------------

                                   SCHEDULE I

               Underwriting Agreement, dated _____________, 1996




Underwriter                                                                                           Number of Firm Shares
-----------                                                                                           ---------------------

R.T.G. Richards & Company, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ________ shares


                 Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,100,000 shares